UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 29, 2023

Sonida Senior Living, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road
Suite 810
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNDA	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On July 5, 2023, Sonida Senior Living, Inc. (the “Company”) issued a press release announcing the execution of certain loan modifications and related documents. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The information being furnished under Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing. The press release and the presentation referenced below contain, and may implicate, forward-looking statements regarding the Company and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Fannie Mae Loan Modification

On June 29, the Company entered into a binding forbearance agreement with Fannie Mae (“Fannie Forbearance”) for all 37 of its encumbered communities, effective as of June 1, 2023 (“Fannie Forbearance Effective Date”). Under the Fannie Forbearance, Fannie Mae agrees to forbear on its remedies otherwise available under the community mortgages and Master Credit Facility (“MCF”) in connection with reduced debt service payments made by the Company during the Fannie Forbearance period, which expires on October 1, 2023. Terms outlined in an agreed upon term sheet accompanying the Fannie Forbearance will be included in a subsequent loan modification (“Loan Modification Agreement”) across the various 37 Fannie Mae community mortgages and MCF prior to the expiration of the Fannie Forbearance. Among other conditions set out in the Fannie Forbearance, the execution of the Loan Modification Agreement is subject to the completion of definitive documentation, Sonida continuing to perform under the Fannie Forbearance and the absence of other events of default under the community mortgages and MCF.

In consideration of the Fannie Forbearance, the Company made a $5.0 million principal payment in conjunction with the execution of the Fannie Forbearance. In addition, the terms of the Loan Modification Agreement, once executed in accordance with the agreed upon terms of the Fannie Forbearance, are as follows:

•

Maturities on 18 community mortgages, ranging from July 2024 to December 2026, will all be extended to December 2026. The remaining 19 communities under the MCF have existing maturities in December 2028.

•

The Company will not be required to make scheduled principal payments due under the 18 community mortgages and 19 communities under the MCF through the revised maturity date of December 2026 and 36 months from the Fannie Forbearance Effective Date, respectively.

•

The monthly interest rate will be reduced by a 1.5% weighted average on all 37 communities for 12 months (the “Fannie Interest Abatement Period”), with savings projected to be $3.6 million and $2.5 million for the years ended 2023 and 2024, respectively.

•	The Company is required to make a second unscheduled principal payment of $5 million due on June 1, 2024, the one-year anniversary of the Fannie Forbearance Effective Date.

•

The Company will provide a full corporate guaranty on the second of the two unscheduled principal payments of $5 million (the “Second Payment Guaranty”). This guaranty will fully expire once the second $5 million principal payment has been made.

•

In addition to the Second Payment Guaranty above, the Company is also required to provide a $10 million guaranty (the “Supplemental Fannie Guaranty”). After the expiration of 24 months from the Fannie Forbearance Effective Date, Sonida may discharge the full amount of the Supplemental Fannie Guaranty by making a $5 million principal payment to Fannie Mae on its community mortgages and/or its MCF.

•

In the first twelve months following the execution of the Loan Modification Agreement, the Company is required to escrow 50% of Net Cash Flow less Debt Service (as defined in the Fannie mortgages and Master Credit Facility) on an aggregate basis over all 37 Fannie Mae communities. The excess cash flow will be deposited into a lender-controlled capital expenditure reserve (“Fannie CapEx Reserve”) on a monthly basis to support the re-investment into certain communities, as mutually determined by the Company and Fannie Mae. The Company will be able to draw down such monies on qualifying projects as the capital expenditures are incurred.

Ally Loan Amendment

On June 29 and concurrent with the Fannie Forbearance, Sonida executed a second amendment (“Ally Amendment”) to its Refinance Facility (“Ally Term Loan” or “Ally Term Loan Agreement”) and Limited Payment Guaranty with Ally Bank with terms as follows:

•

With respect to the Limited Payment Guaranty, Ally will grant Sonida, as Guarantor, a waiver (“Limited Payment Guaranty Waiver” or “Waiver”) of the Liquid Assets minimum requirement of $13.0 million for a 12-month period. On July 1, 2024, a new Liquid Assets Threshold of $7.0 million will be effective, with such threshold increasing $1.0 million per month through the earlier of the release of the Waiver period or December 31, 2024.

•

Upon meeting the Ally Term Loan’s Liquid Assets Threshold of $13.0 million, the Company may elect to remove the Waiver, with initial terms in the Ally Term Loan applicable again, except as described further below.

•

Sonida is required to fund $2.3 million to an interest rate cap reserve (“IRC Reserve”) held by Ally, which represents the quoted cost of a one-year interest rate cap on the full $88.1 million notional value of the Ally Term Loan at a 2.25% SOFR strike rate. The valuation date used for pricing the interest rate cap is November 30, 2023, the date on which the current interest rate cap expires. At each month-end subsequent to the effective date of the Ally Amendment and through its next required annual interest rate cap purchase under the Ally Term Loan, Sonida is required to fund an additional IRC Reserve amount such that the then estimated interest rate cap cost is fully escrowed. Until the terms of the Limited Payment Guaranty Waiver have expired or have been met and elected at the Company’s discretion, the IRC Reserve is required to be replenished to its replacement cost.

•

During the Waiver period, Ally will collect the equivalent of the monthly Ally Term Loan principal payment (as provided for in the Ally Term Loan Agreement) of approximately $117,000 through an Ally controlled escrow (“Waiver Principal Reserve Account”).

•

During the Waiver period, a new and temporary Liquid Assets minimum threshold (“Limited Payment Guaranty Waiver Minimum Threshold”) will be established. The Limited Payment Guaranty Waiver Minimum Threshold is $6.0 million and is measured weekly. If breached, the “Excess Cash Flow Sweep” is triggered and all excess cash from the communities collateralizing the Ally Term Loan will be swept into an “Equity Cure Fund”, as defined in the Ally Term Loan Agreement. As provided for in the Ally Amendment, the Excess Cash Flow Sweep, if triggered, will cease upon the achievement of meeting or exceeding the Limited Payment Guaranty Waiver Minimum Threshold for four consecutive weeks. Consistent with the Ally Term Loan, all amounts held in escrow (i.e. Debt Service Escrow and IRC Reserve) will be included and combined with the Company’s unrestricted cash for purposes of measurement against the Limited Payment Guaranty Waiver Minimum Threshold.

•

During the Waiver period, the Company cannot avail itself to 1) its two $5.0 million draw-downs, 2) the release of its $1.5 million Debt Service Escrow Account and Waiver Principal Reserve Account (estimated at $1.7 million at September 30, 2024), or 3) its interest rate margin reduction, all otherwise provided for in the Ally Term Loan, subject to achievement of certain financial performance metrics as more fully described in the Company’s 2022 Form 10-K.

•

To the extent either the Second Payment Guaranty or Supplemental Fannie Guaranty have not been discharged, any uncured monetary event of default under the Fannie Forbearance will constitute a cross default under the Ally Amendment, resulting in the immediate trigger of a full excess cash flow sweep for the communities collateralizing the Ally Term Loan as well as additional performance and liquidity reporting requirements.

•	Subsequent to the Waiver period, all funds in the Waiver Principal Reserve Account as well as any funds swept into the Equity Cure Fund will be released to the Company.

•

As a result of the Ally Amendment and surviving through terminal maturity of the Ally Term Loan, the Company will be required to obtain an independent auditor’s unqualified opinion without an explanatory paragraph on the Company’s ability to continue as a going concern beginning with its 2023 Form 10-K. Failure to do so will be deemed an event of default under the Term Loan.

•	In consideration for the terms contemplated in the Ally Amendment and upon execution of the same, Sonida paid Ally an Amendment Fee of $100,000.

Conversant Equity Commitment

In connection with the Fannie Forbearance and Ally Amendment, Conversant Capital, LLC (“Conversant”), the Company’s largest shareholder, agreed to make a $13.5 million equity commitment (“Conversant Equity Commitment” or “Equity Commitment”) to Sonida for a term of 18 months. The Conversant Equity Commitment was made to Sonida in exchange for the issuance of $675,000 of common stock at $10 per share on the effective date of the Equity Commitment. Utilization of the Equity Commitment shall be in increments of $1.0 million and settled through the issuance of common stock at an issue price of $10 per share. As provided in the Fannie Forbearance, any utilized funds from the Conversant Equity Commitment can be used for general corporate liquidity needs, excluding any dividend payments or unscheduled payments to other Sonida lenders. Any monetary event of default under the Fannie Forbearance that is not cured within 10 business days will accelerate the Equity Commitment, such that the unutilized portion of the first $10.0 million of the Equity Commitment will become immediately payable to Sonida, and concurrently, to Fannie Mae by Sonida. The remaining $3.5 million of the Equity Commitment represents an unencumbered pledge of equity to Sonida for corporate liquidity use, as needed.

The Company is actively managing its working capital to reduce the potential reliance on the Conversant Equity Commitment.

The foregoing descriptions of the Fannie Forbearance, the Ally Amendment, the Limited Payment Guaranty, the Conversant Equity Commitment, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Fannie Forbearance, the Ally Amendment, the Limited Payment Guaranty and the Conversant Equity Commitment, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report with respect to the Equity Commitment is incorporated herein by reference. The shares of Company common stock that will be issued to Conversant will not initially be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

Protective Life Insurance Company

The Company is in discussions with Protective Life Insurance Company in an attempt to resolve its non-compliance on certain non-recourse mortgage loan agreements totaling $72.1 million for four of the Company’s communities.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Forbearance Agreement among Fannie Mae, Sonida Senior Living, Inc. and affiliated borrower entities dated June 29, 2023

10.2	Second Amendment to and Waiver Under Term Loan Agreement among Ally Bank, Sonida Senior Living, Inc. and affiliated borrower entities dated June 29, 2023

10.3	Second Amended and Restated Limited Payment Guaranty by Sonida Senior Living, Inc. in favor of Ally Bank dated June 29, 2023

10.4	Equity Commitment Agreement among Conversant Dallas Parkway (A) LP, Conversant Dallas Parkway (B) LP and Sonida Senior Living, Inc. dated June 29, 2023

*99.1	Press Release dated July 5, 2023

104	Cover Page Interactive Date File-formatted as Inline XBRL.

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2023	Sonida Senior Living, Inc.

	By:	/s/ KEVIN J. DETZ
	Name:	Kevin J. Detz
	Title:	Executive Vice President and Chief Financial Officer